Exhibit 10.15.1
T. Rowe Price Group, Inc. 2004 Stock Incentive Plan
HM REVENUE AND CUSTOMS APPROVED SUB-PLAN FOR THE UK
STATEMENT OF ADDITIONAL TERMS AND CONDITIONS
REGARDING OPTION GRANTS
Effective on and after May 1, 2010

This Statement of Additional Terms and Conditions Regarding the Option Grants (the “Terms”) and all of the provisions of the HM Revenue and Customs Approved Sub-Plan for the UK (the “Sub-Plan”) under the T. Rowe Price Group, Inc. 2004 Stock Incentive Plan (the “Plan”) are incorporated into the grant of your Option, the specifics of which are described on the “Notice of Grant of Stock Options and Option Agreement” (the “Notice”) that you received. Once the Notice has been executed by you and by an authorized officer or agent of T. Rowe Price Group, Inc., the Sub-Plan and the Notice, together, constitute a binding and enforceable contract respecting the grant of an Option. That contract is referred to in this document as the “Agreement.”
1.	Terminology. Capitalized words used in these Terms are defined in the relevant text or in the Glossary at the end of these Terms.

2.	Option Exercise Rights.
(a)	So long as your Service is continuous from the date of grant through the applicable date upon which vesting is scheduled to occur, the Option will become exercisable in installments, for the number of shares so specified, on the vesting dates set forth in the correlating Notice.

(b)	To the extent not exercised, installments will accumulate and be exercisable by you, in whole or in part, at any time before the Option expires or is otherwise terminated.

(c)	No less than 100 shares of T. Rowe Price Group common stock may be purchased upon any one exercise of the Option unless the number of shares purchased at such time is the total number of shares in respect of which the Option is then exercisable.

(d)	In no event will the Option be exercisable for a fractional share.
3.	Method of Exercising Option and Payment of Exercise Price.
(a)	Method of Exercise. To exercise the Option, you must deliver to the Company, from time to time, on any business day after the Option has become exercisable and before it expires or otherwise terminates, an Exercise Notice specifying the number of shares you then desire to purchase and pay the aggregate exercise price for the shares specified in the Exercise Notice. The exercise price may be paid:
(i)	by cash, check, wire transfer, bank draft or postal or express money order to the order of the Company for an amount in United States dollars equal to the aggregate exercise price for the number of shares specified in the Exercise Notice, such payment to be delivered with the Exercise Notice;

(ii)	by broker-assisted cashless exercise, under which the broker delivers loan proceeds to pay the exercise price, in accordance with procedures satisfactory to the Committee; or

(iii)	by a combination of these methods.
(b)	Issuance of Shares. Within three business days after the Exercise Date and subject to the receipt of the aggregate exercise price and withholding taxes, to the extent required by the Company, the Company will issue to you the number of shares of T. Rowe Price Group common stock with respect to which the Option shall be so exercised. Unless and until you request the Company to deliver a share certificate, or deliver shares electronically or in certificate form to a designated broker, bank or nominee on your behalf, the Company will retain the shares purchased through exercise of the Option in uncertificated book entry form.
4.	Termination.
(a)	If your Service with the Company ceases for any reason other than death, the portion of the Option, if any, that is then unexercisable will terminate immediately upon such cessation.

(b)	The Option, to the extent not earlier exercised or terminated, will terminate and be of no force or effect upon the first occurrence of any one of the following events:
(i)	The expiration date set forth in the Notice;

(ii)	The expiration of 30 days after termination of your Service with the Company, except in the case of your death or retirement. During such 30-day period, you will have the right to exercise the Option only to the extent exercisable on the date of termination of your Service;

(iii)	The expiration of 13 months after the date of your retirement. During such 13-month period, you will have the right to exercise the Option to the extent the right to exercise it has accrued prior to your retirement but has not been exercised prior to such retirement; or

(iv)	The expiration of 12 months after the date of your death if said death occurs (i) while you are in the Service of the Company or (ii) within the period of time after termination of Service due to retirement or otherwise during which you were entitled to exercise the Option. During such 12-month period your personal representative will have the right to exercise the Option in full if you died while in the Service of the Company; otherwise your personal representative will have the right to exercise the Option during such 12-month period to the extent that the right to exercise had accrued prior to your termination of Service but had not been exercised prior to his death.
(c)	Retirement at your normal retirement date or at an optional retirement date in accordance with the provisions of a retirement plan of the Company under which you are then covered shall constitute a retirement for the purposes of this Agreement. Employment by the Company shall be deemed to include employment of you by, and to continue during any period in which you are in the employ of any Participating Company. If the entity with which you are employed ceases to be an entity in which the Company maintains a proprietary interest by reason of stock ownership or otherwise, you will be considered to have had a termination of employment for purposes of this Agreement upon such cessation. Any determination made by the Committee with respect to any matter referred to in this rule 5 shall be final and conclusive on all persons affected thereby.
5.	Non-Guarantee of Employment. Nothing in this Agreement shall alter your at-will or other employment status with the Company, nor be construed as a contract of employment between the Company and you, or as a contractual right of you to continue in the employ of the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any portion of the Option or any other adverse effect on your interests under the Plan or the Sub-Plan.

6.	Assignability. The Option is not transferable by you and is exercisable during your lifetime only by you. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise except on death shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any attempt to assign or transfer this Option the same shall terminate and be of no force or effect.

7.	The Company’s Rights. The existence of an Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the T. Rowe Price Group common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

8.	Recapitalization. Subject to rule 28 of the Sub-Plan, providing approval has been obtained from HM Revenue and Customs in advance, the shares with respect to which an Option is granted are shares of the T. Rowe Price Group common stock as constituted on the date of this Agreement, but if, and whenever, prior to the delivery by the Company of all of the shares of T. Rowe Price Group common stock with respect to which the Option is granted, the Company shall effect a subdivision or consolidation of shares, or other capital readjustment, or other increase or decrease in the number of shares of T. Rowe Price Group common stock outstanding, without receiving compensation therefore in money, services or property, then (a) in the event of any increase in the number of such shares outstanding, the number of shares of T. Rowe Price Group common stock then remaining subject to the Option will be proportionately increased (except that any fraction of a share resulting from any such adjustment will be excluded from the operation of this Agreement), and the cash consideration payable per share will be proportionately reduced, and (b) in the event of a reduction in the number of such shares outstanding, the number of shares of T. Rowe Price Group common stock then remaining subject to the Option will be proportionately reduced (except that any fractional share resulting from any such adjustment will be excluded from the operation of this Agreement), and the cash consideration payable per share will be proportionately increased.
9.	Preemption of Applicable Laws or Regulations. Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issue of shares to you any law, regulation or requirements of any governmental authority having jurisdiction in the premises shall require either the Company or you to take any action in connection with the shares then to be issued, the issue of such shares will be deferred until such action shall have been taken.

10.	No Rights as a Stockholder. You shall not have any of the rights of a stockholder with respect to the shares of T. Rowe Price Group common stock subject to the Option until such shares have been issued to you upon the due exercise of the Option. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued to you.

11.	Amendments. Notwithstanding Section 7(c) of the Plan, no amendments to a Key Feature of the Sub-Plan, whether taking the form of an amendment of the Plan or this schedule, shall take effect until they have been approved by HM Revenue and Customs. Subject to this, the Committee shall have the right, in its absolute and uncontrolled discretion, to alter or amend this Agreement, from time to time in any manner for the purpose of promoting the objectives of the Sub-Plan but only if all agreements granting options to purchase shares of T. Rowe Price Group common stock pursuant to the Sub-Plan which is in effect and not wholly exercised at the time of such alteration or amendment shall also be similarly altered or amended with substantially the same effect, and any alteration or amendment of this Agreement by the Committee shall, upon adoption thereof by the Committee, become and be binding and conclusive on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Company shall give written notice to you of any such alteration or amendment of this Agreement by the Committee as promptly as practical after the adoption thereof. The foregoing shall not restrict the ability of you and the Company by mutual consent to alter or amend this Agreement in any manner which is consistent with the Sub-Plan and approved by the Committee and the Board of HM Revenue and Customs.

12.	Notice. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Committee, care of the Company for the attention of its Payroll and Stock Transaction Group in the CFO-Finance Department at the Company’s principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

13.	Electronic Delivery of Documents. The Company may electronically deliver, via e-mail or posting on the Company’s website, these Terms, information with respect to the Plan, the Sub-Plan, or the Option, any amendments to the Agreement, and any reports of the Company provided generally to the Company’s stockholders. You may receive from the Company, at no cost to you, a paper copy of any electronically delivered documents by contacting the Payroll and Stock Transaction Group in the CFO-Finance Department at BA-0372 in the Baltimore office or by telephone, at extension 7716.

14.	Recoupment. The terms and conditions of the Company’s Policy for Recoupment of Incentive Compensation, adopted by the Board of Directors of the Company effective April 14, 2010 (the “Recoupment Policy”), are incorporated by reference into this Agreement and shall apply to your stock option if you on the date of grant are or subsequently become an executive officer or other senior executive who is subject to the Recoupment Policy.

15.	Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Option granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of the Notice correlating to these Terms with respect to the Option granted hereunder shall be void and ineffective for all purposes.

16.	Non-Qualified Nature of the Option. The Option granted under this Agreement shall not be treated as an “incentive stock option” within the meaning of United States Internal Revenue Code section 422 unless so designated at the Date of Grant.

17.	Veto on Transfers of Shares. Any power to refuse to register transfers of shares of T. Rowe Price Group common stock vested in the Board of Directors under the Company’s By-Laws will not be exercised in such a way as to discriminate against persons participating in the Sub-Plan.

18.	Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Committee relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include Baltimore, Maryland, and you hereby agrees and submits to the personal jurisdiction and venue thereof.

19.	Resolution of Disputes. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement shall be determined by the Committee in its absolute and uncontrolled discretion, and any such determination or any other determination by the Committee under or pursuant to this Agreement and any interpretation by the Committee of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby.

20.	No Future Entitlement. By execution of the Notice, you acknowledge and agree that: (i) the grant of an Option is a one-time benefit which does not create any contractual or other right to receive future grants of Options, or compensation in lieu of Options, even if Options have been granted repeatedly in the past; (ii) all determinations with respect to any such future grants, including, but not limited to, the times when Options shall be granted or shall become exercisable, the maximum number of shares subject to each Option, and the exercise price, will be at the sole discretion of the Committee; (iii) the value of the Option is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (iv) the value of the Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; (v) the vesting of the Option ceases upon termination of Service with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided this Agreement; (vi) if the underlying stock does not increase in value, the Option will have no value, nor does the Company guarantee any future value; and (vii) no claim or entitlement to compensation or damages arises if the Option does not increase in value and you irrevocably release the Company from any such claim that does arise.

21.	Personal Data. For the exclusive purpose of implementing, administering and managing the Option, you, by execution of the Notice, consent to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third party vendors. You understand that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and shares awarded, cancelled, exercised, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the Option and you expressly authorize such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). You understand that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that data will be held only as long as is necessary to implement, administer and manage the Option. You understand that you may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Payroll and Stock Transaction Group in the CFO-Finance Department at BA-0372 in the Baltimore office. You understand, however, that refusing or withdrawing your consent may affect your ability to accept an Option.

22.	Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
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GLOSSARY
(a)	“Agreement” means the contract consisting of the Notice, the Terms, the Sub-Plan and the Plan;

(b)	“Committee” means the Executive Compensation Committee of the Board of Directors of T. Rowe Price Group, Inc. or such committee or committees appointed by the Board to administer the Plan;

(c)	“Exercise Date” means the business day upon which you deliver to the Company the Exercise Notice and payment of the aggregate exercise price for the shares specified therein in accordance with the requirements of paragraph 3(a); provided that all of the conditions of the Agreement are satisfied;

(d)	Exercise Notice” means the written notice, in such form as may be required from time to time by the Committee, specifying the number of shares you desire to purchase under the Option;

(e)	“Key Feature” means a provision of the Plan which is necessary in order to meet the requirements of Schedule 4;

(f)	“Notice” means the Notice of Grant of Stock Options and Option Agreement which correlates with these Terms and sets forth the specifics of the applicable Option grant;

(g)	“Participating Company” means a company participating in the Sub-Plan as defined in rule 8 of the Sub-Plan;

(h)	“Plan” means the T. Rowe Price Group, Inc. 2004 Stock Incentive Plan;

(i)	“Schedule 4” means Schedule 4 to ITEPA 2003;

(j)	“Service” means your employment with the Company or a Participating Company. Your Service will be considered to have ceased with the Company and any Participating Company if, immediately after a sale, merger or other corporate transaction, the trade, business or entity with which you are employed is not T. Rowe Price Group, Inc. or a company under the control of T. Rowe Price Group, Inc. For this purpose, control is defined in rule 7 of the Sub-Plan; and

(k)	“Sub-Plan” means the HM Revenue and Customs Approved Sub-Plan for the UK created under the Plan.
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